Exhibit 99.2

   600 Third Avenue

New York, NY 10016

NEWS

FOR IMMEDIATE RELEASE

Contact:

Ronald H. Kisner

212/297-0900

K&F Industries Holdings Files Registration Statement with the SEC for an Initial Public Offering

New York– May 23, 2005 – K&F Industries Holdings, Inc. (“K&F” or the “Company”) announced today that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) for a proposed initial public offering of its common stock.

Proceeds of the offering are expected to be used by K&F to redeem all of K&F’s outstanding 11 ½ percent Senior PIK Notes due 2015 (the “notes”), redeem all of K&F’s outstanding Junior/Series A Redeemable Exchangeable Preferred Stock (the “junior preferred stock”), pay a cash dividend to existing stockholders and pay related expenses.

Goldman, Sachs & Co. and Lehman Brothers Inc. are expected to serve as the joint book-running managers for the proposed offering.

When available, a copy of the prospectus relating to these securities may be obtained from Goldman, Sachs & Co., Attn:  Registration Department, 85 Broad Street, New York, New York 10004 (212-902-1000), or Lehman Brothers Inc., c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, NY 11717 (email:  monica_castillo@adp.com; fax:  631-254-7268).

A registration statement related to these securities has been filed with the SEC but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About K&F

K&F Industries Holdings, Inc., through its Aircraft Braking Systems Corporation subsidiary, manufactures wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft.  K&F’s other subsidiary, Engineered Fabrics Corporation, manufactures aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military use.

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Forward Looking Statements

Some statements and information contained herein are not historical facts, but are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with SEC or press releases.  These forward-looking statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “should” or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties.  We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control.  Some of these factors and conditions include, but are not limited to: (i) government or regulatory changes, (ii) dependence on our subsidiaries, Aircraft Braking Systems Corporation and Engineered Fabrics Corporation, for operating income, (iii) competition in the market for our products, (iv) our substantial indebtedness, (v) adverse conditions in the public capital markets, (vi) a change in the terms or structure of, or the decision to abandon, the proposed transaction, (vii) the failure for any reason to consummate the transaction on the proposed terms or otherwise, and (viii) other risks and uncertainties detailed in the registration statement referenced above.  This press release should be read in conjunction with our periodic reports filed with the SEC.  We undertake no obligation to revise these statements following the date of this press release.